UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2006

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas 75019

(Address of principal executive offices)         (Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of August 31, 2006, CellStar Corporation (the “Company”) entered into a letter agreement (the “Agreement”) with Quattro Global Capital LLC (“Quattro”), which acts as investment manager to Alta Partners Discount Convertible Arbitrage Holdings LTD (“Alta Partners”), the holder of $10,459,000 in principal amount of the Company’s 12% Senior Subordinated Notes due January 2007 (the “Notes”).  Pursuant to the Agreement, Quattro agreed, on behalf of Alta Partners, to sell to the Company all of the Notes held by Alta Partners for cash in an amount equal to 99% of the principal amount of such Notes, plus accrued interest through the date of the Agreement; provided that the actual trade and settlement for the Notes occurs on or before the close of business September 7, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter Agreement dated as of August 31, 2006, by and between CellStar Corporation and Quattro Global Capital LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Elaine Flud Rodriguez
Date: September 7, 2006	Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement dated as of August 31, 2006, by and between CellStar Corporation and Quattro Global Capital LLC.